Exhibit 3.1
RREEF PROPERTY TRUST, INC.

ARTICLES SUPPLEMENTARY

RREEF Property Trust, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST: Under a power contained in Sections 5.2.2 and 5.4 of the charter of the Corporation (the “Charter”), the Board of Directors of the Corporation (the “Board of Directors”) adopted resolutions by a unanimous written consent of the Board of Directors to reclassify and designate (a) 100,000,000 authorized but unissued Class A Common Shares and 100,000,000 authorized but unissued Class N Common Shares as “Class S Common Shares,” (b) 55,000,000 authorized but unissued Class A Common Shares and 95,000,000 authorized but unissued Class T Common Shares as “Class T2 Common Shares,” (c) 50,000,000 authorized but unissued Class N Common Shares and 150,000,000 authorized but unissued Class T Common Shares as “Class M-I Common Shares” and (d) 5,000,000 authorized but unissued Class D Common Shares as “Class Z Common Shares,” each having the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption as follows and to provide for the issuance thereof. Upon any restatement of the Charter, Sections 1 through 36 of this Article FIRST shall become part of Article V of the Charter, with such changes in enumeration as are necessary to complete such restatement. Capitalized terms used and not otherwise defined herein have the meanings set forth in the Charter.
Class S Common Shares
(1) Designation and Number. A class of Common Shares is hereby designated as the “Class S Common Shares” (“Class S Common Shares”) and established. The number of authorized Class S Common Shares shall be 200,000,000.
(2) Definitions. As used herein, the following terms shall have the following meanings unless the context otherwise requires:
“Class S Conversion Rate” shall mean a fraction, the numerator of which is the Net Asset Value per Class S Common Share and the denominator of which is the Net Asset Value per Class M-I Common Share.
“Net Asset Value per Class M-I Common Share” shall mean the net asset value of the Corporation allocable to the Class M-I Common Shares, determined as described in the applicable Prospectus, divided by the number of outstanding Class M-I Common Shares.
“Net Asset Value per Class S Common Share” shall mean the net asset value of the Corporation allocable to the Class S Common Shares (including any reduction for Distribution Fees as described in the applicable Prospectus), determined as described in the applicable Prospectus, divided by the number of outstanding Class S Common Shares.
“Reinvestment Proceeds” shall mean, with respect to any Share issued pursuant to a Reinvestment Plan, the net asset value of the Corporation allocable to the Shares of such class, determined as described in the Prospectus or private placement memorandum, divided by the number of outstanding Shares of such class, at the time of issuance.
(3) Rank. Class S Common Shares will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Corporation, rank (a) on parity with the Class A Common Shares,

Class I Common Shares, Class D Common Shares, Class N Common Shares, Class T Common Shares, Class T2 Common Shares, Class M-I Common Shares, Class Z Common Shares and all other equity securities issued by the Corporation other than those referred to in clause (b); and (b) junior to all equity securities issued by the Corporation the terms of which provide that such equity securities rank senior to Class S Common Shares.
(4) Distributions. Distributions shall be made with respect to the Class S Common Shares at the same time as those made with respect to the Class A Common Shares, Class I Common Shares, Class D Common Shares, Class N Common Shares, Class T Common Shares, Class T2 Common Shares, Class M-I Common Shares and Class Z Common Shares. The per share amount of any Distribution with respect to the Class S Common Shares shall be determined as described in the most recent Prospectus relating to an offering and sale of Class S Common Shares.
(5) Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or any distribution of the assets of the Corporation, the holder of each Class S Common Share shall be entitled to be paid, out of the assets of the Corporation that are legally available for distribution to the Stockholders, a liquidation payment equal to the Net Asset Value per Class S Common Share.
(6) Voting Rights. Subject to the provisions of Article VI of the Charter and except as may otherwise be specified in the Charter, each Class S Common Share shall entitle the holder thereof to one vote per share on all matters upon which Stockholders are entitled to vote pursuant to Section 11.2 of the Charter. Except as may be provided otherwise in the Charter, each holder of a Class S Common Share shall vote together with the holders of all other Common Shares entitled to vote, and the holders of the Common Shares shall have the exclusive right to vote, on all matters (as to which a common stockholder shall be entitled to vote pursuant to applicable law) at all meetings of the Stockholders. The holders of Class S Common Shares shall have exclusive voting rights on any amendment to the Charter (including the terms of the Class S Common Shares set forth herein) that would alter only the contract rights of the Class S Common Shares and no holders of any other class or series of Shares shall be entitled to vote thereon.
(7) Selling Commissions. Each Class S Common Share issued in an Offering may be subject to an up-front Selling Commission which shall be calculated as a percentage of the purchase price for such Class S Common Share as described in the applicable Prospectus.
(8) Distribution Fees. Each Class S Common Share issued in an Offering may be subject to a Distribution Fee which shall be calculated as a percentage of the Net Asset Value per Class S Common Share as described in the applicable Prospectus.
(9) Dealer Manager Fee. No Dealer Manager Fee shall be paid with respect to any Class S Common Share.
(10) Suitability. Until a Listing has occurred, a prospective purchaser of Class S Common Shares in an Offering must represent to the Corporation that the applicable suitability standards set forth in the applicable Prospectus have been satisfied.
(11) Conversion of Class S Common Shares. Each Class S Common Share held in a Stockholder’s account shall automatically and without any action on the part of the holder thereof convert into a number of Class M-I Common Shares equal to the Class S Conversion Rate on the earliest of (a) a Listing of Class M-I Common Shares, (b) a merger or consolidation of the Corporation with or into another entity or the sale or other disposition of all or substantially all of the Corporation’s assets, in each case in a transaction in which the Stockholders receive cash or securities listed on a national securities exchange, (c) the end of the month in which the Dealer Manager in conjunction with the Corporation’s transfer agent determines that total underwriting compensation pursuant to FINRA Rule 2310, including without limitation Selling Commissions, Distribution Fees and Dealer Manager Fees, paid with respect to the Shares held by such Stockholder within such account would exceed, in the aggregate, 8.75% (or such lower percentage set forth in the agreement between the Dealer Manager and the Participating Broker-Dealer in effect at the time that Class S Common Shares were first issued to such account) of the sum of the Gross Proceeds from the sale of such Shares and the aggregate Reinvestment Proceeds of any Shares issued under a Reinvestment Plan upon the reinvestment of Distributions paid with respect to such Shares or with respect to any Shares issued under a Reinvestment Plan directly or indirectly attributable to such Shares, and (d) after termination of the primary portion of the Offering in which such Class S Common Shares were sold, the end of the month in which the Corporation, with the assistance of the Dealer Manager, determines that Total Corporation-Level Underwriting Compensation paid with respect to such Offering is equal to ten percent of the Gross Proceeds of the primary portion of such Offering.
Class T2 Common Shares
(12) Designation and Number. A class of Common Shares is hereby designated as the “Class T2 Common Shares” (“Class T2 Common Shares”) and established. The number of authorized Class T2 Common Shares shall be 150,000,000.
(13) Definitions. As used herein, the following terms shall have the following meanings unless the context otherwise requires:
“Class T2 Conversion Rate” shall mean a fraction, the numerator of which is the Net Asset Value per Class T2 Common Share and the denominator of which is the Net Asset Value per Class M-I Common Share.
“Net Asset Value per Class T2 Common Share” shall mean the net asset value of the Corporation allocable to the Class T2 Common Shares (including any reduction for Distribution Fees as described in the applicable Prospectus), determined as described in the applicable Prospectus, divided by the number of outstanding Class T2 Common Shares.
(14) Rank. Class T2 Common Shares will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Corporation, rank (a) on parity with the Class A Common Shares, Class I Common Shares, Class D Common Shares, Class N Common Shares, Class T Common Shares, Class S Common Shares, Class M-I Common Shares, Class Z Common Shares and all other equity securities issued by the Corporation other than those referred to in clause (b); and (b) junior to all equity securities issued by the Corporation the terms of which provide that such equity securities rank senior to Class S Common Shares.
(15) Distributions. Distributions shall be made with respect to the Class T2 Common Shares at the same time as those made with respect to the Class A Common Shares, Class I Common Shares, Class D Common Shares, Class N Common Shares, Class T Common Shares, Class S Common Shares, Class M-I Common Shares and Class Z Common Shares. The per share amount of any Distribution with respect to the Class T2 Common Shares shall be determined as described in the most recent Prospectus relating to an offering and sale of Class T2 Common Shares.
(16) Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or any distribution of the assets of the Corporation, the holder of each Class T2 Common Share shall be entitled to be paid, out of the assets of the Corporation that are legally available for distribution to the Stockholders, a liquidation payment equal to the Net Asset Value per Class T2 Common Share.

(17) Voting Rights. Subject to the provisions of Article VI of the Charter and except as may otherwise be specified in the Charter, each Class T2 Common Share shall entitle the holder thereof to one vote per share on all matters upon which Stockholders are entitled to vote pursuant to Section 11.2 of the Charter. Except as may be provided otherwise in the Charter, each holder of a Class T2 Common Share shall vote together with the holders of all other Common Shares entitled to vote, and the holders of the Common Shares shall have the exclusive right to vote, on all matters (as to which a common stockholder shall be entitled to vote pursuant to applicable law) at all meetings of the Stockholders. The holders of Class T2 Common Shares shall have exclusive voting rights on any amendment to the Charter (including the terms of the Class T2 Common Shares set forth herein) that would alter only the contract rights of the Class T2 Common Shares and no holders of any other class or series of Shares shall be entitled to vote thereon.
(18) Selling Commissions. Each Class T2 Common Share issued in an Offering may be subject to an up-front Selling Commission which shall be calculated as a percentage of the purchase price for such Class T2 Common Share as described in the applicable Prospectus.
(19) Distribution Fees. Each Class T2 Common Share issued in an Offering may be subject to a Distribution Fee which shall be calculated as a percentage of the Net Asset Value per Class T2 Common Share as described in the applicable Prospectus.
(20) Dealer Manager Fee. Each Class T2 Common Share issued in an Offering may be subject to an up-front Dealer Manager Fee which shall be calculated as a percentage of the purchase price for such Class T2 Common Share as described in the applicable Prospectus.
(21) Suitability. Until a Listing has occurred, a prospective purchaser of Class T2 Common Shares in an Offering must represent to the Corporation that the applicable suitability standards set forth in the applicable Prospectus have been satisfied.
(22) Conversion of Class T2 Common Shares. Each Class T2 Common Share held in a Stockholder’s account shall automatically and without any action on the part of the holder thereof convert into a number of Class M-I Common Shares equal to the Class T2 Conversion Rate on the earliest of (a) a Listing of Class M-I Common Shares, (b) a merger or consolidation of the Corporation with or into another entity or the sale or other disposition of all or substantially all of the Corporation’s assets, in each case in a transaction in which the Stockholders receive cash or securities listed on a national securities exchange, (c) the end of the month in which the Dealer Manager in conjunction with the Corporation’s transfer agent determines that total underwriting compensation pursuant to FINRA Rule 2310, including without limitation Selling Commissions, Distribution Fees and Dealer Manager Fees, paid with respect to the Shares held by such Stockholder within such account would exceed, in the aggregate, 8.75% (or such lower percentage set forth in the agreement between the Dealer Manager and the Participating Broker-Dealer in effect at the time that Class T2 Common Shares were first issued to such account) of the sum of the Gross Proceeds from the sale of such Shares and the aggregate Reinvestment Proceeds of any Shares issued under a Reinvestment Plan upon the reinvestment of Distributions paid with respect to such Shares or with respect to any Shares issued under a Reinvestment Plan directly or indirectly attributable to such Shares, and (d) after termination of the primary portion of the Offering in which such Class T2 Common Shares were sold, the end of the month in which the Corporation, with the assistance of the Dealer Manager, determines that Total Corporation-Level Underwriting Compensation paid with respect to such Offering is equal to ten percent of the Gross Proceeds of the primary portion of such Offering.

Class M-I Common Shares
(23) Designation and Number. A class of Common Shares is hereby designated as the “Class M-I Common Shares” (“Class M-I Common Shares”) and established. The number of authorized Class M-I Common Shares shall be 200,000,000.
(24) Rank. Class M-I Common Shares will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Corporation, rank (a) on parity with the Class A Common Shares, Class I Common Shares, Class D Common Shares, Class N Common Shares, Class T Common Shares, Class T2 Common Shares, Class S Common Shares, Class Z Common Shares and all other equity securities issued by the Corporation other than those referred to in clause (b); and (b) junior to all equity securities issued by the Corporation the terms of which provide that such equity securities rank senior to Class M-I Common Shares.
(25) Distributions. Distributions shall be made with respect to the Class M-I Common Shares at the same time as those made with respect to the Class A Common Shares, Class I Common Shares, Class D Common Shares, Class N Common Shares, Class T Common Shares, Class T2 Common Shares, Class S Common Shares and Class Z Common Shares. The per share amount of any Distribution with respect to the Class M-I Common Shares shall be determined as described in the most recent Prospectus relating to an offering and sale of Class M-I Common Shares.
(26) Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or any distribution of the assets of the Corporation, the holder of each Class M-I Common Share shall be entitled to be paid, out of the assets of the Corporation that are legally available for distribution to the Stockholders, a liquidation payment equal to the Net Asset Value per Class M-I Common Share.
(27) Voting Rights. Subject to the provisions of Article VI of the Charter and except as may otherwise be specified in the Charter, each Class M-I Common Share shall entitle the holder thereof to one vote per share on all matters upon which Stockholders are entitled to vote pursuant to Section 11.2 of the Charter. Except as may be provided otherwise in the Charter, each holder of a Class M-I Common Share shall vote together with the holders of all other Common Shares entitled to vote, and the holders of the Common Shares shall have the exclusive right to vote, on all matters (as to which a common stockholder shall be entitled to vote pursuant to applicable law) at all meetings of the Stockholders. The holders of Class M-I Common Shares shall have exclusive voting rights on any amendment to the Charter (including the terms of the Class M-I Common Shares set forth herein) that would alter only the contract rights of the Class M-I Common Shares and no holders of any other class or series of Shares shall be entitled to vote thereon.
(28) Selling Commissions. No Class M-I Common Share sold in an Offering shall be subject to a Selling Commission.
(29) Distribution Fees. The Dealer Manager shall not be entitled to a Distribution Fee with respect to any Class M-I Common Share.
(30) Dealer Manager Fee. No Dealer Manager Fee shall be paid with respect to any Class M-I Common Share.
(31) Suitability. Until a Listing has occurred, a prospective purchaser of Class M-I Common Shares in an Offering must represent to the Corporation that the applicable suitability standards set forth in the applicable Prospectus have been satisfied.

Class Z Common Shares
(32) Designation and Number. A class of Common Shares is hereby designated as the “Class Z Common Shares” (“Class Z Common Shares”) and established. The number of authorized Class Z Common Shares shall be 5,000,000.
(33) Rank. Class Z Common Shares will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Corporation, rank (a) on parity with the Class A Common Shares, Class I Common Shares, Class D Common Shares, Class N Common Shares, Class T Common Shares, Class T2 Common Shares, Class S Common Shares, Class M-I Common Shares and all other equity securities issued by the Corporation other than those referred to in clause (b); and (b) junior to all equity securities issued by the Corporation the terms of which provide that such equity securities rank senior to Class Z Common Shares.
(34) Distributions. Distributions shall be made with respect to the Class Z Common Shares at the same time as those made with respect to the Class A Common Shares, Class I Common Shares, Class D Common Shares, Class N Common Shares, Class T Common Shares, Class T2 Common Shares, Class S Common Shares and Class M-I Common Shares. The per share amount of any Distribution with respect to the Class Z Common Shares shall be determined by the Board of Directors.
(35) Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or any distribution of the assets of the Corporation, the holder of each Class Z Common Share shall be entitled to be paid, out of the assets of the Corporation that are legally available for distribution to the Stockholders, a liquidation payment equal to the net asset value of the Corporation allocable to the Class Z Common Shares as determined by the Board of Directors, divided by the number of outstanding Class Z Common Shares.
(36) Voting Rights. The holders of Class Z Common Shares shall have no voting rights; provided, however, that, in addition to any other vote required by applicable law or the Charter, the affirmative vote or consent of the holders of a majority of the then outstanding Class Z Common Shares, voting as a separate class, shall be required for any amendment to the Charter (including the terms of the Class Z Common Shares set forth herein) that would (a) alter only the contract rights of the Class Z Common Shares or (b) significantly and adversely affect the rank or liquidation preference of the Class Z Common Shares.
SECOND: Prior to the reclassification and designation authorized by these Articles Supplementary, the total number of shares of all classes and series of stock which the Corporation had authority to issue was 1,050,000,000, consisting of 1,000,000,000 shares of common stock, $0.01 par value per share, and 50,000,000 shares of preferred stock, $0.01 par value per share, having an aggregate par value of $10,500,000, classified and designated as follows:

Common Stock	1,000,000,000
Class A Common Shares	200,000,000
Class I Common Shares	200,000,000
Class D Common Shares	50,000,000
Class N Common Shares	300,000,000
Class T Common Shares	250,000,000

Preferred Stock	50,000,000

THIRD:  As reclassified and designated hereby, the total number of shares of all classes and series of stock which the Corporation has authority to issue is 1,050,000,000, consisting of 1,000,000,000 shares of common stock, $0.01 par value per share, and 50,000,000 shares of preferred stock, $0.01 par value per share, having an aggregate par value of $10,500,000, classified and designated as follows:

Common Stock	1,000,000,000
Class A Common Shares	45,000,000
Class I Common Shares	200,000,000
Class D Common Shares	45,000,000
Class N Common Shares	150,000,000
Class T Common Shares	5,000,000
Class T2 Common Shares	150,000,000
Class S Common Shares	200,000,000
Class M-I Common Shares	200,000,000
Class Z Common Shares	5,000,000

Preferred Stock	50,000,000

FOURTH: The Shares have been reclassified and designated by the Board of Directors under the authority contained in the Charter.

FIFTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

SIXTH: These Articles Supplementary shall become effective on April 22, 2020.
SEVENTH: The undersigned acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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        IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its Chief Executive Officer and Chairman of the Board and attested to by its Secretary on this 21st day of April, 2020.

ATTEST:	RREEF PROPERTY TRUST, INC.

/s/ Vikram Mehra	By:	/s/ W. Todd Henderson (SEAL)
Vikram Mehra		W. Todd Henderson
Secretary		Chief Executive Officer and Chairman of the Board